    As filed with the Securities and Exchange Commission on October 31, 2000
                                                   Registration No. 333-________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             RURAL/METRO CORPORATION
             (Exact name of Registrant as specified in its charter)


            Delaware                                            86-0746929
--------------------------------                          ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                          8401 East Indian School Road
                            Scottsdale, Arizona 85251
               (Address of Principal executive offices)(zip code)

                             RURAL/METRO CORPORATION
                      2000 Non-Qualified Stock Option Plan
                            (Full Title of the Plan)

                                JOHN S. BANAS III
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          8401 East Indian School Road
                            Scottsdale, Arizona 85251
                                 (480) 994-3886
  (Name, address, telephone number, including area code, of agent for service)


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                        Proposed maximum       Proposed maximum
  Title of Securities to be        Amount to be        offering price per     aggregate offering        Amount of
         Registered               registered (1)              share                  price           registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock..................         565,250              $1.50 (2)             $   847,875            $ 223.84
Common Stock..................       1,434,750              $1.61 (3)             $ 2,309,947.50         $ 609.83
     Total....................       2,000,000                                                           $ 833.67
=======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Non-Qualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Intelispan, Inc.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended.
(3) Calculated upon the average of the bid and asked price of the Company's Common Stock as of October 27, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Rural/Metro Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the Registrant's latest prospectus filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in
(a) above; and

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A/A (No. 0-22056) filed with the Commission on February 2, 1995.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's amended and restated Bylaws require the Company to indemnify its directors, officers, employees, and agents to the fullest extent permitted by the Delaware General Corporation Law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company will not be obligated to indemnify any such person (i) with respect to proceedings, claims, or actions initiated or brought voluntarily by any such person and not by way of defense; (ii) for any amounts paid in settlement of an action indemnified against by the Company without the proper written consent of the Company; or (iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. In addition, the Company has entered or will enter into Indemnity Agreements with each of its directors and officers providing for indemnification of and advancement of expenses to the directors and officers to the fullest extent permitted by law except (a) if and to the extent that payment is made to the indemnitee under an insurance policy or otherwise; (b) if and to the extent that a claim is decided adversely based on or attributable to the indemnitee gaining any person profit or advantage to which the indemnitee was not legally entitled; (c) if and to the extent that the indemnifiable event constituted or arose out of the indemnitee's willful misconduct or gross negligence; or (d) if and to the extent that the proceeding is initiated by the indemnitee against the Company or any of its officers or directors, unless the Company has consented to or joined in the initiation of the proceeding. The Delaware General Corporation Law contains an extensive indemnification provision that permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Company's Second Restated Certificate eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of their duty of care except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. The Delaware General Corporation Law prohibits a corporation from eliminating or limiting the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for liability under
Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock purchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

Exhibit Number             Exhibit
--------------             -------
       5                   Opinion and consent of Greenberg Traurig, LLP
       10.38               2000 Non-Qualified Stock Option Plan
       10.39               Form of Stock Option Agreement
       23.1                Consent of Arthur Andersen LLP
       23.2                Consent of Greenberg Traurig, LLP (included in Exhibit 5)
       24                  Power of Attorney (included on Signature Page of the Registration Statement)

Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                    (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii) to reflect in the prospectus any facts
or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) to include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the Registration Statement;

                           (2) that, for the purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) to remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, state of Arizona, on this 30 day of October, 2000.

                             RURAL/METRO CORPORATION


                             By:   /s/ John S. Banas III
                                -----------------------------------------------
                                   John S. Banas III, Senior Vice President and
                                   General Counsel

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Jack E. Brucker and John S. Banas III, and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                            POSITION                                          DATE
            ---------                            --------                                          ----
/s/ Jack E. Brucker                         President, Chief Executive Officer and           October 30, 2000
------------------------------------        Director (Principal Executive Officer)
Jack E. Brucker

/s/ Randall L. Harmsen                      Vice President of Finance (Principal             October 30, 2000
------------------------------------        Financial Officer and Principal
Randall L. Harmsen                          Accounting Officer


/s/ Cor J. Clement                          Chairman of the Board of Directors               October 30, 2000
------------------------------------
Cor J. Clement

/s/ Louis G. Jekel                          Vice Chairman of the Board of Directors          October 30, 2000
------------------------------------
Louis G. Jekel

/s/ Mary Anne Carpenter                     Director                                         October 23, 2000
------------------------------------
Mary Anne Carpenter

                                            Director                                          _________, 2000
------------------------------------
William C. Turner

/s/ Henry G. Walker                         Director                                         October 30, 2000
------------------------------------
Henry G. Walker

/s/ Louis A. Witzeman                       Director                                         October 30, 2000
------------------------------------
Louis A. Witzeman

                                 EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             -------
       5                   Opinion and consent of Greenberg Traurig, LLP
       10.38               2000 Non-Qualified Stock Option Plan
       10.39               Form of Stock Option Agreement
       23.1                Consent of Arthur Andersen LLP
       23.2                Consent of Greenberg Traurig, LLP (included in Exhibit 5)
       24                  Power of Attorney (included on Signature Page of the Registration Statement)